EXHIBIT L
                     SUBSCRIPTION AGREEMENT
                     ----------------------

     THIS SUBSCRIPTION AGREEMENT ("Agreement") is made as of August 5, 2002, between WYNNCHURCH CAPITAL PARTNERS, L.P., a Delaware limited partnership ("Wynnchurch"), Wynnchurch Capital Partners Canada, L.P., an Alberta, Canada limited partnership ("Wynnchurch Canada", and Wynnchurch and Wynnchurch Canada collectively, "Grantors"), and Robert Stanojev ("Subscriber").

                             RECITALS:
                             --------

     A. The Grantors and Subscriber are executing and delivering this Agreement in reliance upon the exemption from registration of securities afforded by the provisions of Regulation D ("Regulation D") as promulgated by the United States
Securities and Exchange Commission (the "SEC") under the
Securities Act of 1933, as amended (the "Securities Act").

     B. The Subscriber desires to subscribe for and purchase a Warrant issued by Grantors in the form of Exhibit A hereto (the "Warrant") permitting Subscriber to purchase up to 500,000 shares of common stock, par value $0.01 per share (the "Shares") of Alternative Resources Corporation, a Delaware corporation (the "Company") on the terms and conditions set forth in the Warrant, and the Grantors desire to issue the Warrant to the Subscriber, on the terms and subject to the conditions herein contained.

                          AGREEMENTS:
                          ----------

     Therefore, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                           ARTICLE I

                     Subscription for Shares
                     -----------------------

     1.1 Subscription for Shares. The Subscriber hereby subscribes for and agrees to purchase from the Grantors, and the Grantors hereby agree to sell to the Subscriber, the Warrant, at a price equal to $10.00 (the "Subscription Price"). The Subscription
Price shall be payable by the Subscriber in immediately available funds on the date hereof (the "Closing Date"). Upon delivery to the Company of the Subscription Price in immediately available funds, the Grantors shall execute and deliver to the Subscriber the Warrant.

                           ARTICLE II

                 Representations and Warranties
                 ------------------------------

     2.1 Representations and Warranties of Subscriber. Subscriber represents and warrants to the Grantors as follows:

                          Exhibits:  Page 2

     (a) Subscriber has full power and authority to enter into this Agreement, to purchase the Warrant hereunder, and to carry out and perform his obligations under the terms of this Agreement and the Warrant.

     (b) No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body of the United States or any state or political subdivision thereof is required for or in connection with the consummation by Subscriber of the transaction contemplated hereby, except for filings required pursuant to the Securities
Act or the Securities and Exchange Act of 1934, as amended.

     (c) Neither the execution and delivery of this Agreement by Subscriber, nor the consummation by Subscriber of the transaction contemplated hereby, will conflict with or result in a breach of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award.

     (d) Subscriber is not, individually, a party to any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Subscriber according to the terms of this Agreement will be a default or an event of acceleration, or grounds for termination, or whereby timely performance by Subscriber according to the terms of this Agreement may be prohibited, prevented or delayed.

     (e) Neither Subscriber, nor any of his Affiliates (as defined below) has dealt with any person or entity who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other. As used herein, an "Affiliate" is any person or entity which controls a party to this Agreement or the Company, which that party or the Company controls, or which is under common control with that party or the Company. For purposes of the preceding sentence, the term "control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contract or otherwise.

     (f) Subscriber is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. Subscriber acknowledges that Subscriber has been given the opportunity to
(a) ask questions and receive satisfactory answers concerning the terms and conditions of the transactions described herein and (b) obtain additional information in order to evaluate the merits and risks of an investment in the Company and to verify the accuracy of the information provided by the Company.

     (g) Subscriber understands that neither the Warrant acquired by him nor any Shares acquired through the exercise of the Warrant have not been registered under the Securities Act or any state securities laws, and are being offered and sold in reliance upon federal and state exemptions from registration for transactions not involving any public offering. Subscriber recognizes that reliance upon such exemptions is based in part upon

                          Exhibits:  Page 3
the representations of Subscriber contained herein. Subscriber represents and warrants that the Warrant and any Shares acquired through exercise of the Warrant will be acquired by Subscriber solely for the account of Subscriber, for investment purposes only and not with a view to the distribution thereof. Subscriber represents and warrants that Subscriber (a) is a sophisticated investor with such knowledge and experience in business and financial matters as will enable Subscriber to evaluate the merits and risks of investment in the Company through the Warrant, (b) is able to bear the economic risk and lack of liquidity of an investment in the Company through the Warrant and
(c) is able to bear the risk of loss of his entire investment in the Company through the Warrant.

     (h) Subscriber recognizes that (a) an investment in the Company involves certain risks, and (b) the marketability of the Warrant and any Shares upon its exercise will be severely limited.
Subscriber agrees that he will not transfer, sell or otherwise dispose of the Warrant or Shares acquired through exercise of the Warrant in any manner that will violate the Securities Act or any state securities laws. Subscriber will not take any action which would be deemed to require the Company to provide the information specified in paragraph (b)(2) of Rule 502 to any person in order to satisfy the requirement for an exemption for the sale of the Shares by the Company under Rule 505 or Rule 506 of Regulation D.

     (i) Subscriber is familiar with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, which establishes guidelines governing, among other things, the resale of "restricted securities" (securities such as the Warrant or any Shares, which are acquired from the issuer of such securities in a transaction not involving any public offering), and understand that reliance on Rule 144 to transfer securities is subject to the restrictions and limitations set forth in such Rule.

     (j) In connection with a transfer of the Warrant or any Shares acquired through exercise of the Warrant pursuant to an exemption from registration under the Securities Act, or if available, under Rule 144 or pursuant to some other exemption, Subscriber may be required by Grantors and/or the Company to deliver to Grantors and/or the Company an opinion from counsel for such buyer, to the effect that all applicable federal and state securities law requirements have been met.

     2.2 Representations and Warranties of Grantors. The Grantors represent and warrant to Subscriber that:

     (a) Wynnchurch is a limited partnership existing and in good standing under the laws of the State of Delaware, and Wynnchurch
Canada is a partnership existing and in good standing under the laws of the Province of Alberta, Canada.

     (b) No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body of the United States or Canada or any state, province or political subdivision thereof is required for or in connection with the consummation by the Grantors of the transaction contemplated hereby, except for filings required pursuant to the Securities Act or the Securities and Exchange Act of 1934, as amended.

                          Exhibits:  Page 4

     (c) Each Grantor has full power and authority to execute and perform this Agreement.

     (d) Neither of the Grantors, nor any of their Affiliates have dealt with any person, firm or corporation who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other.

     2.3  Limitation on Warranties.  Except as expressly set forth in
Section 2.2, the Grantors make no express or implied warranty of any kind whatsoever, including, without limitation, any representation as to physical condition or value of any of the assets of the Company or the future profitability or future earnings performance of the Company. ALL IMPLIED WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE
EXPRESSLY EXCLUDED.

                                ARTICLE III

                              Confidentiality
                              ---------------

     3.1 Subscriber shall not disclose to any third party (other than to his agents, attorneys, consultants, accountants and lenders, having a need to know such information in connection with the transaction contemplated hereby), or use for any purpose other than evaluating and carrying out the transaction contemplated hereby, any Confidential Information regarding the Company.
Intending that the term shall be broadly construed to include anything protectible under the Illinois Trade Secrets Act or other applicable law, "Confidential Information" means all information, and all documents and other tangible items which record information, which at the time or times concerned is protectible as a trade secret under applicable law. The preceding portions of this section shall not apply to information
(a) which was in the public domain or independently received from a third party with a right to disclose such information,
(b) which was previously known by Subscriber, or (c) to the extent that disclosure is required by law.

                             ARTICLE IV

                             Covenants
                             ---------

     4.1 Good Faith. No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty herein contained of said party being untrue in any material respect as if originally made on and as of the Closing Date.

     4.2 Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be necessary to comply with the terms of this Agreement and consummate the transaction contemplated hereby.

                          Exhibits:  Page 5

                              ARTICLE V

                            Miscellaneous
                            -------------

     5.1 Publicity. Except as otherwise required by law or applicable stock exchange rules, press releases concerning this transaction shall be made only with the prior agreement of Grantors and Subscriber.

     5.2 Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States or, if notice is to be provided by Wynnchurch Canada, Canadian mail, postage prepaid, registered or certified mail. Notices delivered by hand, by facsimile, or by nationally recognized private courier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States or, if notice is to be provided by Wynnchurch Canada, Canadian mail, postage prepaid, registered or certified mail, on or before two
(2) business days after its delivery by facsimile. All notices shall be addressed as follows:

          If to either Grantor:

               c/o Wynnchurch Capital Ltd.
               Two Conway Park
               15c Field Drive, Suite 165
               Lake Forest, Illinois 60045
               Attention:  John A. Hatherly
               Fax: (847) 604-6105

          with a copy to:

               Altheimer & Gray
               10 South Wacker Drive
               Suite 4000
               Chicago, Illinois 60606
               Attention:  Mark T. Kindelin, Esq. and
               Barry L. Fischer, Esq.
               Fax: (312) 715-4800

          If to Subscriber:

               Robert Stanojev
               4000 Royal Marco Way
               Unit #924
               Marco Island, Florida  34145
               Fax: (239) 389-4394

                          Exhibits:  Page 6

          With a copy to:

               Hinshaw & Culbertson
               222 N. LaSalle St., Suite 300
               Chicago, Illinois  60601
               Attention:  Peter Sullivan, Esq.
               Fax: (312) 704-3001

and/or to such other respective address and/or addressees as may be designated by notice given in accordance with the provisions of this Section 5.2.

     5.3 Consent to Jurisdiction. The parties hereto irrevocably consent and submit to the exclusive jurisdiction of any local, state or federal court within the County of Cook in the State of Illinois for enforcement by either party of this Agreement. The parties irrevocably waive any objection they may have to venue in the defense of an inconvenient forum to the maintenance of such actions or proceedings to enforce this Agreement.

     5.4 Expenses; Transfer Taxes. Each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, attorneys', accountants' and other professional fees and expenses. Subscriber shall pay the cost of all sales, use, excise and transfer taxes which may be payable in connection with the transaction contemplated hereby.

     5.5 Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant hereto constitute the entire agreement between the parties. The parties make no representations or warranties to each other, except as contained in this Agreement. Subscriber acknowledges that he has conducted an independent investigation of the financial condition, assets, liabilities, properties and projected operations of the Company in making his determination as to the propriety of the transaction contemplated by this Agreement, and in entering into this Agreement has relied solely on the results of said investigation and on the representations and warranties of Company expressly contained in this Agreement.

     5.6 Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

     5.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

                          Exhibits:  Page 7

     5.8 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

     5.9 Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Illinois applicable to contracts made in that State.

     5.10 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their heirs, representatives, successors and permitted assigns.
Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective heirs, representatives, successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     5.11 Assignability. This Agreement shall not be assignable by Subscriber without the prior written consent of each Grantor.
5.12 Amendments. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

     5.13 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

                         [SIGNATURE PAGE FOLLOWS]



                          Exhibits:  Page 8

     IN WITNESS WHEREOF, the parties have executed this Subscription Agreement on the date first above written.

                              GRANTORS:

                              WYNNCHURCH CAPITAL PARTNERS, L.P.

                              By:  Wynnchurch Partners, L.P.,
                                   its general partner

                                   By:  Wynnchurch Management Inc.,
                                        its general partner

                                   By:/s/ John Hatherly
                                      -----------------
                                   Name:  John Hatherly
                                   Title: President


                              WYNNCHURCH CAPITAL PARTNERS CANADA,
                              L.P.

                              By:  Wynnchurch Partners Canada, L.P.,
                                   its general partner

                                   By:  Wynnchurch GP Canada, its
                                        general partner

                                   By:/s/ John Hatherly
                                      -----------------
                                   Name:  John Hatherly
                                   Title: President

                              SUBSCRIBER:


                              /s/ Robert Stanojev
                              -------------------
                              Name:  Robert Stanojev

                          Exhibits:  Page 9

                                    EXHIBIT A

                                 Form of Warrant
                                 ---------------

                          Exhibits:  Page 10